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                                                                    Exhibit 99.1

[LOGO] Harris Interactive


FOR IMMEDIATE RELEASE


        Harris Interactive Adds Three Independent Directors to its Board
                 George Bell, Stephen Harlan and Dr. Subrata Sen
                     Join Board to Continue Global Expansion

ROCHESTER, NY -- DECEMBER 23, 2003 -- Harris Interactive(R) (Nasdaq:HPOL) has named George Bell, President and CEO of Upromise Inc.; Stephen D. Harlan, partner in Harlan Enterprises and former Vice Chairman of KPMG Peat Marwick; and Dr. Subrata Sen of Yale University as independent directors to its board.

"These three new directors bring a wonderfully diverse knowledge set and experience to our board. We now have made our good board better and have pushed it to a level that will help drive Harris Interactive to the next stage in becoming a dominant player in the global online research field," stated Dr. Gordon S. Black, Chairman and CEO, Harris Interactive.

The three new directors are:

GEORGE BELL, PRESIDENT AND CEO, UPROMISE, INC.
Upromise, based in Boston, helps parents create their own college savings network. Mr. Bell has been involved in the creation, marketing, circulation, and revenue generation of consumer businesses for 22 years. Most recently, Bell was Chairman and CEO of Excite@Home, where he shepherded the company through massive growth, evolving from 23 employees to more than 3,000 worldwide, and led the groundbreaking $7 billion 1999 merger of Excite and @Home. He holds a BA from Harvard College.

STEPHEN D. HARLAN, PARTNER, HARLAN ENTERPRISES. LLC
Harlan Enterprises is a specialized real estate firm that provides advisory services to the commercial real estate market. Prior to joining Harlan Enterprises, Harlan was Chairman of the real estate firm H.G. Smithy. Prior to that, he was Vice Chairman of KPMG Peat Marwick, and was responsible for its international business. In 1995, President Clinton appointed him to the District of Columbia Financial Responsibilities and Management Assistance Authority. His additional honors include the Washingtonian of the Year award as well as the Marine Corps Foundation Globe and Anchor award for civic contribution. Harlan holds a degree in accounting from the University of Missouri.

DR. SUBRATA K. SEN, PROFESSOR, YALE UNIVERSITY
Dr. Sen currently holds the Joseph F. Cullman chair as Professor of Organization, Management and Marketing, in the School of Management at Yale University. Prior to Yale, Dr. Sen taught graduate courses in management at the University of Rochester, the University of Chicago and the University of Texas at Austin.

Dr. Sen is the author of over 50 academic research papers on marketing research, advertising, political science, statistical analysis and many other subjects. He has also consulted on a variety of topics with many Fortune 100 companies. Dr. Sen holds a Ph.D. in Industrial Administration, Carnegie Mellon University; a M.S. in Industrial Administration, Carnegie Mellon University; a M.S. in Industrial Engineering, Polytechnic Institute of Brooklyn; and a B.Tech. in Electrical Engineering, Indian Institute of Technology.

Terms for all three directors will begin on January 1, 2004. Dr. Sen will join the board as a Class II director, whose term will expire in 2004. Mr. Harlan will join the board as a Class III director whose term will expire in 2005. Mr. Bell will join the board as a Class I director whose term will expire in 2006.

For detailed information on each of the new directors, please visit our website.

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ABOUT HARRIS INTERACTIVE(R)

HARRIS INTERACTIVE (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for THE HARRIS POLL(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, U.S.A., Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research through wholly owned subsidiaries--London-based HI EUROPE (www.hieurope.com) and Tokyo-based Harris Interactive Japan--as well as through the Harris Interactive Global Network of local market- and opinion-research firms, and various U.S. offices. EOE M/F/D/V

To become a member of the Harris Poll OnlineSM and be invited to participate in future online surveys, visit www.harrispollonline.com.


CONTACT:

Dan Hucko
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com

SAFE HARBOR
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.